CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
                              OASIS OIL CORPORATION

         The undersigned do hereby certify and declare:

         1. That they are, and at all times herein mentioned, were and have been, respectively, the President and the Assistant Secretary of Oasis Oil Corporation, a Nevada corporation.

         2. That, on November 1, 1996, the following resolution was duly adopted by the Board of Directors of this corporation:

                       RESOLVED, that the first paragraph of Article V of the
                  Articles of Incorporation of this corporation shall be, and it is hereby, changed and amended in its entirety to read as follows:

                                    ARTICLE V

                           The total authorized capital stock of this
                  corporation shall be Three Million Five Hundred Thousand Shares (3,500,000) which shall be divided into (i) fifty million (50,000,000) shares of common stock with a par value of five cents per share and (ii) one million shares of preferred stock with a par value of $1.00 per share.

         3. That, on and as of November 1, 1996, under and pursuant to Section
78.438 of the Nevada Revised Statutes, the shareholder holding a majority of the issued and outstanding common stock of this corporation approved and adopted the aforesaid resolution by means of written consent.

         4. That, on and as of November 1, 1996, the number of shares consenting to and approving the foregoing resolution by written consent was 3,340,740 shares and, on and as of said date, the number of issued and outstanding shares of this corporation's common stock, all of which were entitled to vote, was 6,000,000, so that said consent and approval was by 55.68% of the corporation's issued and outstanding shares of common stock.

         IN WITNESS OF THE FOREGOING, the undersigned have executed this Certificate of Amendment on the date set forth below:

         Dated:_________________________

                                        ______________________________________
                                        C. A. Beane, President

                                        ______________________________________
                                        Susan L. Penticoff, Assistant Secretary

                                   Exhibit 1.2

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
STATE OF TEXAS                      )
                                    ) SS
COUNTY OF HARRIS                    )

         BEFORE ME, the undersigned Notary Public, on this day personally appeared C. A. Beane, President of Oasis Oil Corporation, known personally to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Oasis Oil Corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

DATED:________________________   ___________________________________________
                                 Notary Public in and for the State of Texas

STATE OF TEXAS                      )
                                    ) SS
COUNTY OF HARRIS                    )

         BEFORE ME, the undersigned Notary Public, on this day personally appeared James R. Hagan, Secretary of Oasis Oil Corporation, known personally to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Oasis Oil Corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

DATED:________________________   ___________________________________________
                                 Notary Public in and for the State of Texas

                                   Exhibit 1.2

                                      -21-